Exhibit 99.1
LEXINGTON PRECISION CORPORATION
40 East 52nd Street
New York, NY 10022
FOR IMMEDIATE RELEASE
LEXINGTON PRECISION REPORTS SECOND QUARTER RESULTS
NEW YORK, November 17, 2005 — Lexington Precision Corporation reported a net loss of $1,446,000, or 29 cents per diluted common share, for the third quarter ended September 30, 2005, compared to a net loss of $2,719,000, or 55 cents per diluted common share, for the third quarter of 2004.
The loss from continuing operations totaled $1,857,000, or 37 cents per diluted common share, for the third quarter of 2005, compared to a loss from continuing operations of $1,194,000, or 24 cents per diluted common share, for the third quarter of 2004. Income from discontinued operations totaled $411,000, or 8 cents per diluted common share, compared to a loss from discontinued operations of $1,525,000, or 31 cents per diluted common share, for the third quarter of 2004. Income from discontinued operations for the third quarter of 2005, included a pre-tax gain of $568,000 on the sale of long-lived assets. The loss from discontinued operations for the third quarter of 2004, included a non-cash impairment charge of $928,000 to reduce the carrying value of long-lived assets to estimated fair value.
Net sales for the third quarter of 2005 were $23,502,000, compared to $25,880,000 for the third quarter of 2004, a decrease of 9%. Net sales of the Rubber Group decreased by 12% to $20,760,000, while net sales of the Metals Group increased by 15% to $2,742,000.
During the third quarter of 2005, income from operations totaled $414,000, compared to $1,032,000 for the third quarter of 2004. Income from operations at the Rubber Group decreased to $1,266,000 from $2,253,000. The Metals Group reported a loss from operations of $340,000, compared to a loss from operations of $579,000 for the third quarter of 2004. The loss from operations at the Corporate Office decreased to $512,000 from $642,000.
Earnings before interest, taxes, depreciation, and amortization (EBITDA) from continuing operations for the third quarter of 2005, totaled $2,491,000, compared to EBITDA from continuing operations of $3,157,000 for the third quarter of 2004, a decrease of 21%. EBITDA for the Rubber Group decreased to $3,074,000 from $3,992,000. EBITDA for the Metals Group improved to negative $73,000 from negative $204,000. EBITDA for the Corporate Office improved to negative $510,000 from negative $631,000. For more information about EBITDA, please see the section of the press release captioned “Notice Relating to Use of Non-GAAP Measure.”
Net cash provided by operating activities of continuing operations for the third quarter of 2005 totaled $3,853,000, compared to $2,321,000 for the third quarter of 2004, an increase of 66%.

Lexington Precision Corporation
November 17, 2005
The company reported a net loss of $2,129,000, or 43 cents per diluted common share, for the first nine months of 2005, compared to a net loss of $1,593,000, or 32 cents per diluted common share, for the first nine months of 2004.
The loss from continuing operations totaled $3,001,000, or 61 cents per diluted common share, for the first nine months of 2005, compared to income from continuing operations of $1,048,000, or 22 cents per diluted common share, for the first nine months of 2004. Income from discontinued operations totaled $872,000, or 18 cents per diluted common share, compared to a loss from discontinued operations of $2,641,000, or 54 cents per diluted common share, for the first nine months of 2004.
The loss from continuing operations for the first nine months of 2005, included a pre-tax gain of $1,100,000 on the sale of a vacant manufacturing facility in Casa Grande, Arizona, which was part of the company’s Metals Group. Income from continuing operations the first nine months of 2004, included a pre-tax gain of $3,252,000 on the repurchase of the company’s $7,500,000 senior, unsecured note.
Income from discontinued operations for the first nine months of 2005, included a pre-tax gain of $542,000 to record an increase in the estimated carrying value of long-lived assets that had been written down in 2004 and a pre-tax gain of $568,000 on the sale of long-lived assets.
Net sales for the first nine months of 2005 were $75,080,000, compared to $85,961,000 for the first nine months of 2004. Net sales of the Rubber Group decreased by 16% to $65,982,000, while net sales of the Metals Group increased by 19% to $9,098,000.
During the first nine months of 2005, income from operations totaled $3,873,000, compared to $4,302,000 for the first nine months of 2004. Income from operations at the Rubber Group decreased to $5,654,000 from $8,402,000. The Metals Group reported a loss from operations of $14,000 for the first nine months of 2005, compared to a loss from operations of $2,132,000 for the first nine months of 2004. The improved results at the Metals Group resulted in part from the $1,100,000 pre-tax gain on the sale of the Casa Grande, Arizona, real estate. The loss from operations at the Corporate Office decreased to $1,767,000 for the first nine months of 2005, from $1,968,000 for the first nine months of 2004.
EBITDA for the first nine months of 2005 totaled $10,222,000, compared to EBITDA of $10,617,000 for the first nine months of 2004, a decrease of 4%. EBITDA for the Rubber Group decreased 18% to $11,107,000. EBITDA for the Metals Group improved to $874,000 from negative $1,011,000. EBITDA for the Corporate Office improved to negative $1,759,000 from negative $1,937,000.
Net cash provided by operating activities of continuing operations for the first nine months of 2005 totaled $6,009,000, compared to $4,394,000 for the first nine months of 2004, an increase of 37%.
Attached to this press release are tables setting forth our condensed consolidated statements of operations and selected consolidated and segment financial data, including information concerning our cash flows from operations and reconciliations of income from continuing operations to EBITDA from continuing operations.

Lexington Precision Corporation
November 17, 2005
Notice Relating to Use of Non-GAAP Measure
EBITDA is not a measure of performance under U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation or used as a substitute for income from operations, net income, net cash provided by operating activities, or other operating or cash flow statement data prepared in accordance with GAAP. We have presented EBITDA because this measure is used by investors, as well as our own management, to evaluate the operating performance of our business, including its ability to incur and to service debt. Nevertheless, EBITDA has distinct limitations as compared to a GAAP number such as net income. By excluding interest and tax payments, for example, an investor may not see that both represent a reduction in cash available to the company. Likewise, depreciation and amortization, while non-cash items, represent generally the devaluation of assets that produce revenue for the company. Our definition of EBITDA may not be the same as the definition of EBITDA used by other companies.
Lexington Precision Corporation manufactures rubber and metal components that are used primarily by manufacturers of automobiles, automotive replacement parts, and medical devices.
Contact: Warren Delano, President (212) 319-4657

LEXINGTON PRECISION CORPORATION
Condensed Consolidated Statement of Operations
(in thousands, except per share amounts)
(unaudited)

	Quarter Ended		Nine Months Ended
	September 30		September 30
	2005	2004	2005	2004
Net sales	$23,502	$25,880	$75,080	$85,961
Cost of sales	21,524	23,063	67,239	75,905

Gross profit	1,978	2,817	7,841	10,056
Selling and administrative expenses	1,564	1,785	5,068	5,754
Gain on sale of assets held for sale	—	—	1,100	—

Income from operations	414	1,032	3,873	4,302
Other income (expense):
Interest expense	(2,250)	(2,211)	(6,888)	(6,420)
Gain on repurchase of debt	—	—	77	3,252

Income (loss) from continuing operations before income taxes	(1,836)	(1,179)	(2,938)	1,134
Income tax provision	21	15	63	86

Income (loss) from continuing operations	(1,857)	(1,194)	(3,001)	1,048
Income (loss) from discontinued operations	411	(1,525)	872	(2,641)

Net loss	$(1,446)	$(2,719)	$(2,129)	$(1,593)

Basic and diluted income (loss) per share of common stock:
Continuing operations	$(0.37)	$(0.24)	$(0.61)	$0.22
Discontinued operations	0.08	(0.31)	0.18	(0.54)

Net loss	$(0.29)	$(0.55)	$(0.43)	$(0.32)

Reconciliation of net income (loss) from continuing operations to EBITDA from continuing operations:
Income (loss) from continuing operations	$(1,857)	$(1,194)	$(3,001)	$1,048
Add back (deduct):
Depreciation and amortization	2,077	2,125	6,349	6,315
Gain on repurchase of debt	—	—	(77)	(3,252)
Interest expense	2,250	2,211	6,888	6,420
Income tax provision	21	15	63	86

EBITDA from continuing operations	$2,491	$3,157	$10,222	$10,617

Net cash provided by operating activities	$3,853	$2,321	$6,009	$4,394

LEXINGTON PRECISION CORPORATION
Select Consolidated and Segment Financial Data
Continuing Operations
(in thousands)
(unaudited)

	Quarter Ended		Nine Months Ended
	September 30		September 30
	2005	2004	2005	2004

Net sales:
Rubber Group	$20,760	$23,499	$65,982	$78,346
Metals Group	2,742	2,381	9,098	7,615

Total net sales	$23,502	$25,880	$75,080	$85,961

Income (loss) from operations:
Rubber Group	$1,266	$2,253	$5,654	$8,402
Metals Group	(340)	(579)	(14)	(2,132)
Corporate Office	(512)	(642)	(1,767)	(1,968)

Total income from operations	414	1,032	3,873	4,302

Depreciation and amortization included in income from operations:
Rubber Group	1,808	1,739	5,453	5,163
Metals Group	267	375	888	1,121
Corporate Office	2	11	8	31

Total depreciation and amortization	2,077	2,125	6,349	6,315

Earnings (loss) before interest, taxes, depreciation, and amortization (EBITDA):
Rubber Group	3,074	3,992	11,107	13,565
Metals Group	(73)	(204)	874	(1,011)
Corporate Office	(510)	(631)	(1,759)	(1,937)

Total EBITDA	$2,491	$3,157	$10,222	$10,617

Capital expenditures:
Rubber Group	$568	$1,039	$2,690	$3,521
Metals Group	28	80	194	707
Corporate Office	—	7	3	7

Total capital expenditures	$596	$1,126	$2,887	$4,235

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